UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 20, 2015

Fiserv, Inc.

(Exact Name of Registrant as Specified in Charter)

Wisconsin	0-14948	39-1506125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Fiserv Drive, Brookfield, Wisconsin 53045

(Address of Principal Executive Offices, Including Zip Code)

(262) 879-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Fiserv, Inc. (“Fiserv”) held its annual meeting of shareholders on May 20, 2015. At that meeting, the shareholders voted on four matters as follows:

Election of Directors

Fiserv’s shareholders elected 10 directors to serve until the annual meeting of shareholders in 2016 and until each of their successors is elected and qualified by the following votes:

	Votes Cast
	For	Withheld	Broker Non-Votes
Alison Davis	190,273,267	2,874,937	21,242,161
Christopher M. Flink	191,513,245	1,634,959	21,242,161
Daniel P. Kearney	190,457,829	2,690,375	21,242,161
Dennis F. Lynch	190,045,415	3,102,789	21,242,161
Denis J. O’Leary	191,436,756	1,711,448	21,242,161
Glenn M. Renwick	184,141,473	9,006,731	21,242,161
Kim M. Robak	190,460,125	2,688,079	21,242,161
Doyle R. Simons	190,015,892	3,132,312	21,242,161
Thomas C. Wertheimer	190,430,167	2,718,037	21,242,161
Jeffery W. Yabuki	190,564,992	2,583,212	21,242,161

Advisory Vote to Approve Named Executive Officer Compensation

Fiserv’s shareholders approved, on an advisory basis, the compensation of Fiserv’s named executive officers as disclosed in its 2015 proxy statement by the following votes:

Votes Cast
For	Against	Abstain	Broker Non-Votes
186,063,188	5,317,392	1,767,624	21,242,161

Ratification of Independent Registered Public Accounting Firm

Fiserv’s shareholders ratified the appointment of Deloitte & Touche LLP as Fiserv’s independent registered public accounting firm for the year ending December 31, 2015 by the following votes:

Votes Cast
For	Against	Abstain
211,194,040	1,741,959	1,454,366

Shareholder Proposal Relating to Executive Retention of Stock

Fiserv’s shareholders rejected a shareholder proposal relating to executive retention of stock by the following votes:

Votes Cast
For	Against	Abstain	Broker Non-Votes
33,918,776	157,010,056	2,219,372	21,242,161

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISERV, INC.

Date: May 21, 2015	By:	/s/ Thomas J. Hirsch
Thomas J. Hirsch
Chief Financial Officer, Treasurer and Assistant Secretary